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                                                                    EXHIBIT 99.1

        CERTIFICATION OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. SS.1350

I, Robert G. Wilmers, Chairman of the Board, President and Chief Executive Officer of M&T Bank Corporation, hereby certify, to my knowledge:

         (1) that the Quarterly Report on Form 10-Q of M&T Bank Corporation for the quarterly period ended on June 30, 2002 filed with the Securities and Exchange Commission on July 31, 2002 at File No. 1-9861 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

         (2) that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of M&T Bank Corporation.


The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss.1350 and is not being filed as part of the Report or aS a separate disclosure document.






/s/ Robert G. Wilmers
------------------------------------------
Robert G. Wilmers
August 6, 2002






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